EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Estée Lauder Companies Inc.

We consent to the incorporation by reference in Registration Statement Numbers 333-99554, 333-49606, 333-72684, 333-126820, 333-131527, 333-147262, 333-161452, 333-170534, and 333-208133 on Form S-8 and Number 333-204381 on Form S-3 of The Estée Lauder Companies Inc. and subsidiaries of our reports dated August 25, 2017 relating to the consolidated balance sheets of The Estée Lauder Companies Inc. and subsidiaries as of June 30, 2017 and 2016, and the related consolidated statements of earnings, comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended June 30, 2017, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of June 30, 2017, which reports appear in the annual report on Form 10-K for the fiscal year ended June 30, 2017 of The Estée Lauder Companies Inc. and subsidiaries.

/s/ KPMG LLP

New York, New York
August 25, 2017